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                                                                    EXHIBIT 10.1



                           MAXUS ENERGY CORPORATION
                        1992 DIRECTOR STOCK OPTION PLAN

1. AGGREGATE LIMITATIONS. The total number of shares of Common Stock, $1.00 par value ("Common Stock"), of Maxus Energy Corporation (the "Corporation") which may be issued, sold and delivered under the 1992 Director Stock Option Plan (the "Plan") shall not exceed 500,000, except to the extent of adjustments authorized by Section 2 hereof. Any share of Common Stock subject to an "Option" (hereinafter defined in Section 3) which is terminated, is unexercised, expires, is forfeited or is surrendered for any reason whatsoever shall again be available for issuance under the Plan.

2. ADJUSTMENT. (a) If any merger, consolidation or other business combination, transaction, recapitalization, stock dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other event has the effect of diluting, enlarging or otherwise changing the aggregate number of shares of Common Stock reserved for issuance pursuant to the Plan or the number and option price of shares of Common Stock subject to outstanding Options granted pursuant to the Plan immediately prior thereto, such number of shares reserved for issuance and number and option price of shares subject to outstanding Options shall be adjusted so that, assuming that Options had been previously granted for all of the shares of Common Stock so reserved, the Participants (hereinafter defined in Section 3) would be entitled to receive for the same aggregate price that number of shares of Common Stock or other capital stock of the Corporation which they would have owned as a result of exercising their Options after the happening of any of the events described above had they exercised all of such Options prior to the happening of such event. An adjustment made pursuant to this Section 2(a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of all other described transactions.

 (b) No adjustment pursuant to this Section 2 shall be required unless such adjustment would require an increase or decrease of at least 1% in such number or price; PROVIDED, HOWEVER, that any adjustments that would reflect the foregoing changes but which by reason of this Section 2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest full share, as the case may be.

 (c) Whenever an adjustment is made pursuant to this Section 2, the Corporation shall promptly prepare a notice of such adjustment setting

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forth the terms of such adjustment and the date on which such adjustment becomes effective and shall mail such notice of such adjustment to the Participants at their respective addresses appearing on the records of the Corporation or at such other address any Participant may from time to time designate in writing to the Secretary of the Corporation.

3.    GRANT AND ELIGIBILITY.   All directors of the Corporation who are not full
time employees of the Corporation ("Non-employee Directors" or "Participants") are eligible to be granted stock options ("Options") which are not intended to qualify for special treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase Common Stock under the Plan. On the effective date of the Plan ("Effective Date"), each person who is then a Non-employee Director of the Corporation shall receive an Option to purchase 10,000 shares of Common Stock. Thereafter and in addition, upon (a) the initial election of a Non-employee Director to the Corporation's Board of Directors, whether at an Annual Meeting of Stockholders of the Corporation ("Annual Meeting") or otherwise in accordance with the Corporation's By-Laws or (b) the re-election of a Non-employee Director at an Annual Meeting, such Non-employee Director shall automatically receive an Option to purchase 10,000 shares of Common Stock.

4. TERMS AND CONDITIONS. Options granted under the Plan shall be evidenced by option agreements and shall be subject to the following terms and conditions:

 (a) OPTION PRICE. The option price per share of Common Stock purchasable under an Option shall be the Fair Market Value of the Stock on the date of grant.

 (b) DATE OF GRANT. The date of grant shall be the Effective Date in the case of the initial grant of Options hereunder and shall be the date the Non-employee Director is elected or re-elected to the Board in the case of grants subsequent to the Effective Date.

 (c) OPTION TERM. Subject to Section 4(f), the term of each Option shall commence as of the date of the grant and shall terminate on the tenth anniversary of that date.

 (d) EXERCISE. Each Option shall become exercisable on the date which is six months and one day after the date of the grant and shall thereafter be exercisable during the term of such Option, subject to Section 4(f).

 (e) METHOD OF EXERCISE. When exercisable in accordance with Section 4(d), Options may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Corporation specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the option price of the shares of Common Stock for which the Option is exercised, in cash or by check or such other instrument as the Corporation may accept, and the payment or provision for

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payment in a manner satisfactory to the Corporation of any state, federal or local withholding taxes attributable to the exercise of the Option.


 No Common Stock shall be issued pursuant to an exercise of an Option until full payment has been made. A Participant shall not have rights to dividends or any other rights of a stockholder with respect to any Common Stock subject to an Option unless and until the Participant has given written notice of exercise, has paid in full for such shares and such shares have been issued to him.

 (f) DEATH OR RETIREMENT OF PARTICIPANT. If any Participant ceases to be a director of the Corporation for any reason, including death, (such event referred to as "Termination Event") while holding unexercised Options, any Option held by such Participant at the time of the Termination Event may thereafter be exercised, to the extent such Option was exercisable at that time, by such Participant or by the estate of the Participant (acting through its fiduciary), for a period of three years from the date of the Termination Event, but in no event beyond the tenth anniversary of the date of grant.

5. FAIR MARKET VALUE. As used in the Plan (unless a different method of calculation is required by applicable law), "Fair Market Value" on any date shall mean the closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) for the New York Stock Exchange trading day immediately preceding such date, or if there are no sales on such date, on the next preceding day on which there were sales.

6. NON-TRANSFERABILITY. No Option shall be transferable other than by will or the applicable laws of descent and distribution.

7. EFFECTIVE DATE; AMENDMENT; TERMINATION. The Plan shall be effective as of September 1, 1992. The Plan shall terminate on September 1, 2002, and no Options shall be granted hereunder after such termination. The Corporation may at any time, in its sole discretion, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Option theretofore granted, without the Participant's consent. Any provision in the immediately preceding sentence to the contrary notwithstanding, this plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

8. REGISTRATION, ETC. Notwithstanding any other provision hereof, the Options will not be exercisable unless the Common Stock to be issued pursuant to such exercise is subject to an effective registration statement under the Securities Act of 1933, as amended, or if such exercise would result in a violation of any applicable federal or state

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securities law.  The Corporation will use reasonable efforts to comply with any such applicable laws.

9. SUSPENSION. Any provision herein to the contrary notwithstanding, if on the date of grant of any Option hereunder the General Counsel ("General Counsel") of the Corporation determines, in his sole discretion, that the Corporation is in possession of material, undisclosed information that would prevent it from issuing securities, the grant of such Option(s) will be suspended until the General Counsel determines, in his sole discretion, that the Corporation is no longer in possession of material, undisclosed information that would prevent it from issuing securities. The General Counsel may only suspend the date of grant; the amount, pricing and other terms of any such Option will be as set forth in the Plan, except the price of the Option will be determined on the date such Option is granted. Any determination by the General Counsel will be made in writing. If the grant of an Option is suspended, the term of such Option will begin to run as of the date the Option is granted.

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